N-SAR EXHIBIT 77C

OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
OPPENHEIMER CAPITAL APPRECIATION FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of the Oppenheimer Variable Account Funds, on behalf of Oppenheimer Capital Appreciation Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                              859,155,000                                36,277,763
Edward L. Cameron                                 860,463,149                                34,969,615
Jon S. Fossel                                            861,382,389                                34,050,375
Sam Freedman                                           860,173,958                                35,258,806
Richard F. Grabish                                   862,692,974                                32,739,789
Beverly L. Hamilton                                 862,904,192                                32,528,571
Robert J. Malone                                      862,354,488                                33,078,275
F. William Marshall, Jr.                           860,997,182                                34,435,581
Victoria J. Herget                                     861,814,105                                33,618,659
Karen L. Stuckey                                      861,434,246                                33,998,517
James D. Vaughn                                     861,208,178                                34,224,585
William F. Glavin, Jr.                                861,148,846                                34,283,917

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
21,720,185                  1,450,559                                973,654                                N/A

2b:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
21,878,439                  1,451,349                                814,610                                N/A

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
21,549,511                 1,451,652                                1,113,235                                N/A

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
21,640,361                 1,525,559                                978,478                                N/A

2e-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
21,660,498                 1,503,758                                980,142                                N/A

2e-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
21,558,859                 1,529,520                                1,056,019                                N/A

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
21,672,633                  1,492,021                                979,743                                N/A

2g:  Proposal to revise the fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
21,704,774                  1,499,706                                939,919                                N/A

2i:  Convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
21,337,152                 1,672,734                                1,134,512                                N/A

2j:  Approve a change in the fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
21,563,288                 1,482,324                                1,098,787                                N/A

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
821,085,084                23,597,959                                50,749,721                                N/A